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                                                                       EXHIBIT 5



                 [WILLIAMS COMMUNICATION GROUP, INC. LETTERHEAD]



January 3, 2002



Williams Communications Group, Inc.
One Technology Center
Tulsa, OK  74103

Re:    Williams Communications Group, Inc.
       Registration Statement on Form S-3
       File No. 333-53696 (the "Registration Statement")

Ladies and Gentlemen:

On January 12, 2001, Williams Communications Group, Inc., a Delaware corporation (the "Company"), filed the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). On December 18, 2001, the Company filed Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act (the "Post-Effective Amendment"). The Post-Effective Amendment was declared effective as of December 31, 2001.

I have acted as counsel for the Company in connection with the Registration Statement and the Post-Effective Amendment and with respect to the issuance and sale by the Company of up to 2,000,000 shares of the Company's Class A Common Stock, par value $0.01 per share ("Common Stock"), pursuant to that certain Prospectus Supplement dated January 3, 2002 (the "Prospectus Supplement").

As counsel for the Company, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and legal matters as I deem relevant to the authorization and issuance of the Shares, as described in the Post-Effective Amendment and the Prospectus Supplement, and have relied on the accuracy of facts and information set forth in such documents.

Based on the foregoing, it is my opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Post-Effective Amendment and the Prospectus Supplement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

I am a member of the bar of the State of Oklahoma, and, accordingly, the opinion expressed herein is based upon and exclusively limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the laws of the United States of America, insofar as such laws are applicable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Company's Current Report on Form 8-K, to the incorporation of this opinion by reference as an exhibit to the Registration Statement, as amended by the Post-Effective Amendment, and the related prospectus, and to the reference to me under the caption "Legal Matters" therein.


Very truly yours,



/s/ P. DAVID NEWSOME, JR.
-------------------------
    P. David Newsome, Jr.